Exhibit 99.1

Silexion Therapeutics Reports Third Quarter 2024
Financial Results and Provides Business Update

Significant advancements in clinical and preclinical programs targeting KRAS-driven cancers; company advancing pipeline with focus on challenging oncology indications.

GRAND CAYMAN, Cayman Islands, November 14, 2024 - Silexion Therapeutics Corp. (NASDAQ: SLXN) ("Silexion" or the "Company"), a clinical-stage biotech developing RNA interference (RNAi) therapies for KRAS-driven cancers, today reported its financial results for the third quarter ended September 30, 2024, and provided an update on recent business developments.

Recent Milestones & Q3 Business Highlights:

•
Merger Completion: On August 15, 2024, Silexion completed its business combination with Moringa Acquisition Corp, becoming a publicly traded company on Nasdaq under the ticker “SLXN.” This strategic milestone provides Silexion with greater access to capital to advance its clinical pipeline.

•
Clinical Program Progress: The Company's first-generation candidate, LODER™, has previously demonstrated promise in clinical settings for non-resectable pancreatic cancer. As previously reported on September 24, 2024, the Phase 2 trial of LODER showed a 56% objective response rate (ORR) in patients with KRAS G12D/V mutations, with tumor resectability improving to 67% for some non-resectable cases. The trial data underscore LODER’s potential to improve surgical outcomes and overall survival for patients with locally advanced pancreatic cancer (LAPC).

•
Preclinical Advancements for SIL-204: Silexion's next-generation candidate, SIL-204, designed to expand the therapeutic reach across a wider range of KRAS mutations, demonstrated substantial anti-tumor effects and enhanced stability in preclinical studies. As previously reported on October 1, 2024, a single administration of SIL-204 encapsulated in an extended-release formulation yielded tumor necrosis in pancreatic cancer models.

•
Advancing toward SIL-204 Clinical Trials: As previously reported on October 1, 2024, Silexion is preparing SIL-204 for toxicology studies, with plans to initiate Phase 2/3 clinical trials by the first half of 2026, targeting LAPC.

•
Exploring Colorectal Cancer Applications: In parallel, the Company plans to initiate preclinical studies for SIL-204 in colorectal cancer models, expanding its potential applications across additional KRAS-driven cancers, as previously reported on October 1, 2024.

Ilan Hadar, Chairman and CEO of Silexion, commented, “The last few months and Q3 specifically has been pivotal for Silexion as we achieved notable progress across our clinical and preclinical programs and successfully completed our Nasdaq listing. LODER’s promising data reinforce our pipeline’s potential as a transformative solution for patients with challenging pancreatic cancer. As we prepare for Phase 2/3 trials in SIL-204, our recently reported pre-clinical findings underscore the potential to address the complexities of KRAS-driven cancers. Looking ahead, we remain focused on expanding our clinical pipeline to deliver groundbreaking treatments for these hard-to-treat cancers, with the goal of having a real impact on patient lives.”

Third Quarter 2024 Financial Result Highlights:

•
Cash Position: Cash and cash equivalents were $2.0 million as of September 30, 2024, compared to $4.6 million as of December 31, 2023. The decrease primarily reflects operating expenses and strategic investments in advancing clinical and preclinical development as well as one-time payments associated with the SPAC merger and our public listing on NASDAQ.

•
Operating Expenses: Total operating expenses for the Q3 2024 were $8.0 million, compared to $0.7 million in the same period of 2023. This increase was primarily driven by investments in the advancement of the company's clinical pipeline, including $3.2 million in research and development expenses (compared to $0.5 million in Q3 2023). The R&D increase was primarily attributable to $2.4 million in non-cash share-based compensation expenses. General and administrative expenses increased to $4.8 million (compared to $0.2 million in Q3 2023), with $3.4 million attributable to non-cash share-based compensation and $0.6 million in professional services costs primarily related to one-time legal, accounting, and other expenses associated with the costs of becoming a public company and the SPAC merger.

•
Financial Expenses: Financial expenses, net for Q3 2024 were $3.8 million, compared to $0.1 million in Q3 2023. This increase was primarily driven by a one-time loss of $4.8 million upon entering Transactions, partially offset by $1.1 million in revaluation income from changes in fair value of financial liabilities.

•
Net Loss: Net loss for the third quarter was $11.9 million, up from $0.8 million in the same period of 2023. The increase was mainly due to higher research and development expenses, general and administrative expenses, and financial expenses, including significant non-cash items related to share-based compensation, transaction costs and costs related to becoming a public company.

•
Funding Updates: During Q3, Silexion drew down on its Equity Line of Credit (ELOC) agreement raising approximately $0.6 million in net proceeds to support its development and growth. Through the date of this report, including the Q3 transactions, the Company has raised total net proceeds of $2.5 million

About Silexion Therapeutics:

Silexion Therapeutics (NASDAQ: SLXN) is a pioneering clinical-stage, oncology-focused biotechnology company developing innovative RNA interference (RNAi) therapies to treat solid tumors driven by KRAS mutations, the most common oncogenic driver in human cancers. The company's first-generation product, LODER™, has shown promising results in a Phase 2 trial for non-resectable pancreatic cancer. Silexion is also advancing its next-generation siRNA candidate, SIL-204, designed to target a broader range of KRAS mutations and showing significant potential in preclinical studies. The company remains committed to pushing the boundaries of therapeutic innovation in oncology, with a focus on improving outcomes for patients with difficult-to-treat cancers. For more information please visit: https://silexion.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this communication, including statements regarding Silexion’s business strategy, research and development plans, anticipated milestones, expected clinical and preclinical advancements, and management’s objectives for future operations, are forward-looking statements. These forward-looking statements are generally identified by terminology such as “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential,” or “continue,” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements include, without limitation, Silexion’s expectations regarding the progression of its clinical and preclinical programs, anticipated benefits of recent capital-raising efforts, anticipated use of capital, future market conditions, expected regulatory filings, and other potential developments related to its research pipeline and business strategy. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied in such statements. Important factors that could cause such differences include, but are not limited to: (i) Silexion’s ability to realize the anticipated benefits of the business combination with Moringa, which may be impacted by competition, operational challenges, the retention of key personnel, and the costs associated with public listing; (ii) risks related to Silexion’s ability to advance its lead programs, including LODER™ and SIL-204, through clinical development successfully and in a timely manner; (iii) changes in regulatory requirements or the potential for regulatory delays; (iv) Silexion’s ability to maintain and expand its intellectual property portfolio; (v) the availability and terms of additional capital needed to fund ongoing research and development activities and operational expenses; (vi) the evolving market for RNA interference (RNAi) therapies and the competitive landscape in oncology; (vii) the possibility that Silexion may not achieve anticipated milestones within expected timelines, including initiation of Phase 2/3 clinical trials for SIL-204; (viii) risks associated with reliance on third-party manufacturers and collaborators for development and commercialization efforts; (ix) uncertainties related to Silexion’s ability to meet Nasdaq listing standards; and (x) other risks and uncertainties as detailed in the documents filed or to be filed with the SEC by Silexion, including the proxy statement/prospectus filed with the SEC on July 17, 2024. Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31
	2024	2023
	U.S. dollars in thousands

Assets
CURRENT ASSETS:
Cash and cash equivalents	$1,973	$4,595
Restricted cash	50	25
Prepaid expenses	944	335
Other current assets	80	24
TOTAL CURRENT ASSETS	3,047	4,979

NON-CURRENT ASSETS:
Restricted cash	-	25
Long-term deposit	5	5
Property and equipment, net	35	49
Operating lease right-of-use asset	-	198
TOTAL NON-CURRENT ASSETS	40	277
TOTAL ASSETS	$3,087	$5,256

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31
	2024	2023
	U.S. dollars in thousands
Liabilities and redeemable convertible preferred shares, net of capital deficiency
CURRENT LIABILITIES:
Trade payables	$799	$319
Current maturities of operating lease liability	-	112
Warrants to preferred shares (including $0 and $186 due to related party, as of September 30, 2024 and December 31, 2023, respectively)	-	200
Employee related obligations	687	207
Accrued expenses and other account payable	1,858	1,358
Private warrants to purchase ordinary shares	10	-
Underwriters Promissory Note	229	-
TOTAL CURRENT LIABILITIES	3,583	2,196

NON-CURRENT LIABILITIES:

Long-term operating lease liability	-	59
Underwriters Promissory Note	977	-
Promissory note - related party	3,106	-
TOTAL NON-CURRENT LIABILITIES	$4,083	$59

TOTAL LIABILITIES	$7,666	$2,255

COMMITMENTS AND CONTINGENT LIABILITIES
REDEEMABLE CONVERTIBLE PREFERRED SHARES AND NON-CONTROLLING INTERESTS:
Convertible Series A Preferred Shares (NIS 0.01 par value, 0 and 510,000 shares authorized as of September 30, 2024 and December 31, 2023, respectively; 0 and 388,088 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively);

Convertible Series A-1 Preferred Shares (NIS 0.01 par value per share, 0 and 120,000 shares authorized as of September 30, 2024 and December 31, 2023, respectively; 0 and 91,216 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively);

Convertible Series A-2 Preferred Shares (NIS 0.01 par value per share, 0 and 200,000 shares authorized as of September 30, 2024 and December 31, 2023, respectively; 0 and 45,458 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively);

Convertible Series A-3 Preferred Shares (NIS 0.01 par value per share, 0 and 80,000 shares authorized as of September 30, 2024 and December 31, 2023, respectively 0 and 63,331 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively);

Convertible Series A-4 Preferred Shares (NIS 0.01 par value per share, 0 and 815,000 shares authorized as of September 30, 2024 and December 31, 2023, respectively; 0 and 21,717** shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively);

TOTAL REDEEMABLE CONVERTIBLE PREFERRED SHARES	-	15,057

CONTINGENTLY REDEEMABLE NON-CONTROLLING INTERESTS	-	3,420

TOTAL REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CONTINGENTLY REDEEMABLE NON-CONTROLLING INTERESTS	$-	$18,477

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2024	2023
	U.S. dollars in thousands
CAPITAL DEFICIENCY:

Ordinary shares ($0.0001 par value per share, 200,000,000 shares authorized as of September 30, 2024 and December 31, 2023; 11,180,031 and 873,665 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively)	1	*
Additional paid-in capital	37,003	11,335
Accumulated deficit	(41,583)	(26,811)
TOTAL CAPITAL DEFICIENCY	$(4,579)	$(15,476)
TOTAL REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CONTINGENTLY REDEEMABLE NON-CONTROLLING INTERESTS, NET OF CAPITAL DEFICIENCY	$(4,579)	$3,001

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE
PREFERRED SHARES AND NON-CONTROLLING INTEREST NET OF CAPITAL DEFICIENCY	$3,087	$5,256

* Represents an amount less than $1
** Net of 121,119 treasury shares held by the subsidiary as of December 31, 2023

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine months ended September 30		Three months ended September 30,
	2024	2023	2024	2023
	U.S. dollars in thousands	U.S. dollars in thousands	U.S. dollars in thousands

OPERATING EXPENSES:
Research and development (including $1,796 and $51 from related party for the nine months period ended September 30, 2024 and 2023, respectively, and including $1,762 and $17 from related party for the three months period ended September 30, 2024 and 2023, respectively)	$4,944	$2,451	$3,217	$535
General and administrative (including $2,972 and $36 from related party for the nine months period ended September 30, 2024 and 2023, respectively, and including $2,948 and $12 from related party for the three months period ended September 30, 2024 and 2023, respectively)	5,727	502	4,819	196
TOTAL OPERATING EXPENSES	10,671	2,953	8,036	731
OPERATING LOSS	10,671	2,953	8,036	731
Financial expenses (income), (including $(47) and $40 from related party for the nine months period ended September 30, 2024 and 2023, respectively, and including $(182) and $40 from related party for the three months period ended September 30, 2024 and 2023, respectively)	4,092	449	3,822	72
LOSS BEFORE INCOME TAX	$14,763	$3,402	$11,858	$803
INCOME TAX	9	26	2	6
NET LOSS	$14,772	$3,428	$11,860	$809

Attributable to:
Equity holders of the Company	$14,696	$3,214	$11,851	$787
Non-controlling interests	76	214	9	22
	$14,772	$3,428	$11,860	$809

LOSS PER SHARE, BASIC AND DILUTED	$5.60	$3.20	$2.03	$0.78

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES OUTSTANDING USED IN COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE	2,622,655	1,005,531	5,828,109	1,005,531

For More Financial Information:
For a comprehensive understanding of the Company’s financial reports and related management’s discussion and analysis for applicable periods, please review the company’s 10-Q quarterly report for the quarter ending September 30, 2024, availble on the companyies EDGAR profile at https://www.sec.gov/edgar

CONTACT

Company Contact
Silexion Therapeutics Corp
Ms. Mirit Horenshtein Hadar, CFO
mirit@silexion.com

Investor Contact
ARX | Capital Markets Advisors
North American Equities Desk
silexion@arxadvisory.com